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                                                                    EXHIBIT 4.29

                                  EXHIBIT VIII

                      [FORM OF CEA STOCK PLEDGE AGREEMENT]

                                PLEDGE AGREEMENT

                  This PLEDGE AGREEMENT (this "AGREEMENT") is dated as of March __, 2004 and entered into by and between COVANTA ENERGY AMERICAS, INC., a Delaware corporation (the "PLEDGOR"), and BANK OF AMERICA, N.A., in its capacity as collateral agent for and representative of the Secured Parties (as defined in the Intercreditor Agreement referred to below) (the "COLLATERAL AGENT"). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Intercreditor Agreement.

                             PRELIMINARY STATEMENTS

                  A. As of the date hereof, Pledgor is the legal and beneficial owner of the shares of Capital Stock issued by Covanta Power International Holdings, Inc. ("COMPANY") listed on Schedule I hereto.

                  B. Pursuant to the Credit Agreement dated as of March ___, 2004 (said Credit Agreement or any credit agreement entered into by Revolver Borrowers (as defined below) to refinance, replace, renew or extend, in whole or in part, said Credit Agreement and the indebtedness thereunder to the extent permitted pursuant to the Term Loan Agreement (as defined below), as said Credit Agreement or any replacement to said Credit Agreement may be amended, restated, supplemented or otherwise modified from time to time, being the "REVOLVER CREDIT AGREEMENT"), by and among Company as a borrower, the Subsidiaries of Company party thereto from time to time as additional borrowers (collectively, Company and such Subsidiaries being the "REVOLVER BORROWERS" and each a "REVOLVER BORROWER"), the financial institutions from time to time party thereto as lenders (the "REVOLVER LENDERS"), and Deutsche Bank AG, New York Branch, as administrative agent for the Revolver Lenders (in such capacity, the "REVOLVER AGENT"), the Revolver Lenders have made certain commitments (each, a "REVOLVER COMMITMENT"), subject to the terms and conditions set forth in the Revolver Credit Agreement, to extend certain revolving credit facilities to Revolver Borrowers.

                  C. Pursuant to the Credit Agreement dated as of March ___, 2004 (said Credit Agreement or any credit agreement entered into by Term Loan Borrowers to refinance, replace, renew or extend, in whole or in part, said Credit Agreement and the indebtedness thereunder to the extent permitted pursuant to the Revolver Credit Agreement, as said Credit Agreement or any replacement to said Credit Agreement may be amended, restated, supplemented or otherwise modified from time to time, being the "TERM LOAN AGREEMENT," and collectively with the Revolver Credit Agreement, the "CREDIT AGREEMENTS"), by and among Company as a borrower, the Subsidiaries of Company party thereto from time

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to time as additional borrowers (collectively, Company and such Subsidiaries being the "TERM LOAN BORROWERS" and each a "TERM LOAN BORROWER," and collectively with the Revolver Borrowers, the "BORROWERS"), the financial institutions from time to time party thereto as lenders (the "TERM LOAN LENDERS") and Bank of America, N.A., as administrative agent for the Term Loan Lenders (in such capacity, the "TERM LOAN AGENT"), and Deutsche Bank Securities, Inc., as documentation agent for the Term Loan Lenders (in such capacity, the "TERM LOAN DOCUMENTATION AGENT," and collectively with the Term Loan Agent, the Term Loan Lenders, the Revolver Agent and the Revolver Lenders, the "BENEFITED PARTIES"), the Term Loan Lenders have made certain commitments (each, a "TERM LOAN COMMITMENT," and together with the Revolver Commitments, collectively, the "COMMITMENTS"), subject to the terms and conditions set forth in the Term Loan Agreement, to extend certain term loan facilities to the Term Loan Borrowers.

                  D. In accordance with the terms of the Credit Agreements, Borrowers are required to maintain the Cash Management System with Bank of America (in such capacity, the "CASH MANAGEMENT BANK"), and it is desired that the Cash Management Obligations be secured hereunder.

                  E. The Revolver Borrowers, the Term Loan Borrowers, Pledgor, the Revolver Agent, the Revolver Lenders, the Term Loan Agents, the Term Loan Lenders, the Cash Management Bank and Collateral Agent have entered into that certain Intercreditor Agreement dated as of March ___, 2004 (as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "INTERCREDITOR AGREEMENT"), pursuant to which the Revolver Agent, the Revolver Lenders, the Term Loan Agents, the Term Loan Lenders and the Cash Management Bank have appointed Collateral Agent, and Collateral Agent has agreed to act, as collateral agent for the Revolver Agent, the Revolver Lenders, the Term Loan Agents, the Term Loan Lenders and the Cash Management Bank hereunder.

                  F. It is a condition precedent to (i) the extension of credit by the Revolver Lenders under the Revolver Credit Agreement and (ii) the extension of credit by the Term Loan Lenders under the Term Loan Agreement that the Pledgor shall have granted the security interest and undertaken the obligations contemplated by this Agreement.

                  NOW, THEREFORE, in consideration of the premises and in order to induce the Revolver Lenders to make extensions of credit from time to time under the Revolver Credit Agreement, the Term Loan Lenders to continue their extensions of credit under the Term Loan Agreement, the Cash Management Bank to provide cash management services to the Borrowers and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor hereby agrees with Collateral Agent as follows:

                  SECTION 1. PLEDGE OF SECURITY. Pledgor hereby pledges and collaterally assigns to Collateral Agent, and hereby grants to Collateral Agent a security interest in, all of Pledgor's right, title and interest in and to the following (the "PLEDGED COLLATERAL"):

                  (a) all Capital Stock in Company now or hereafter owned by Pledgor, whether such Capital Stock is classified as investment property or general intangibles under

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the Uniform Commercial Code as in effect in the State of New York ("UCC"), including all securities convertible into, and rights, warrants, options and other rights to purchase or otherwise acquire, any Capital Stock in Company, and including those owned on the date hereof and described in Schedule I for Pledgor, the certificates or other instruments representing any of the foregoing and any interest of Pledgor in the entries on the books of any securities intermediary pertaining thereto (the "PLEDGED EQUITY"), and all distributions, dividends, and other property received, receivable or otherwise distributed in respect of or in exchange therefor;

                  (b) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence any of the Pledged Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;

                  (c) to the extent not covered by clauses (a) and (b) above, all proceeds of any or all of the foregoing Pledged Collateral. For purposes of this Agreement, the term "PROCEEDS" includes whatever is receivable or received when Pledged Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, proceeds of any indemnity or guaranty payable to Pledgor or Collateral Agent from time to time with respect to any of the Pledged Collateral.

                  The security interest granted hereby is subject to the terms of the Intercreditor Agreement (including, without limitation, the provisions regarding lien priority).

                  SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement secures, and the Pledged Collateral assigned by Pledgor is collateral security for, the Secured Obligations.

                  SECTION 3. DELIVERY OF PLEDGED COLLATERAL. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by Pledgor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Collateral Agent. Upon the occurrence and during the continuation of an Event of Default, Collateral Agent shall have the right, with notice to Pledgor, to transfer to or to register in the name of Collateral Agent or any of its nominees any or all of the Pledged Collateral, subject to the revocable rights specified in Section 7(a). In addition, Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Equity for certificates or instruments of smaller or larger denominations.

                  SECTION 4. REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants as follows:

                  (a) Organization and Powers. Pledgor is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and

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proposed to be conducted and to enter into this Agreement and carry out the transactions contemplated hereby.

                  (b) Good Standing. Pledgor is qualified to do business and in good standing wherever necessary to carry on its present business and operations, except in jurisdictions in which the failure to be so qualified or in good standing has not had and will not have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of Pledgor and its subsidiaries, taken as a whole.

                  (c) Authorization. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action by Pledgor.

                  (d) No Conflict. The execution, delivery and performance by Pledgor of this Agreement will not (i) violate the Certificate of Incorporation or Bylaws of Pledgor, (ii) violate any provision of law applicable to Pledgor, or any order, judgment or decree of any court or other agency of government binding on Pledgor, (iii) be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Pledgor, (iv) result in or require the creation or imposition of any Lien upon any of its properties or assets other than the Lien created by this Agreement, or (v) require the approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Pledgor.

                  (e) Binding Obligation. This Agreement is the legally valid and binding obligation of Pledgor, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally.

                  (f) Due Authorization, etc. of Pledged Equity. All of the Pledged Equity described on Schedule I has been duly authorized and validly issued and is fully paid and non-assessable.

                  (g) Description of Pledged Equity. The Pledged Equity constitutes all of the issued and outstanding Capital Stock in Company and there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Capital Stock of Company.

                  (h) Ownership of Pledged Collateral. Pledgor is the legal, record and beneficial owner of the Pledged Collateral and its interests in the Pledged Collateral are free and clear of any Lien except for Permitted Encumbrances.

                  (i) Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with, any Government Authority or regulatory body is required for either (i) the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement and the grant by Pledgor of the security interests granted hereby, (ii) the execution, delivery or performance of this Agreement by Pledgor, or (iii) the exercise by Collateral Agent of the voting or other rights, or the remedies in respect of the Pledged Collateral, provided for in this Agreement (except as may be required in connection with a

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disposition of Pledged Collateral by laws affecting the offering and sale of securities generally).

                  (j) Perfection. The security interest in the Pledged Collateral granted to Collateral Agent in Section 2 hereof constitutes a valid security interest, to the extent the UCC is applicable thereto, securing the payment of the applicable Secured Obligations. Upon (i) the filing of UCC financing statements naming Pledgor as "debtor", naming Collateral Agent as "secured party" and describing the Pledged Collateral in the filing offices listed on Schedule II and (ii) in the case of Pledged Collateral consisting of certificated securities, in addition to filing such financing statements, delivery of the certificates representing such certificated securities to Collateral Agent, duly endorsed or accompanied by duly executed instruments of assignment or transfer in blank, the security interest in the Pledged Collateral referred to in the immediately preceding sentence will constitute a perfected security interest therein, to the extent the UCC is applicable thereto, prior to all other Liens, securing the payment of the Secured Obligations, and all filings and other actions in the United States necessary to perfect and protect such security interest have been duly made or taken.

                  (k) Office Locations; Type and Jurisdiction of Organization. The chief executive office of Pledgor is as of the date hereof, located at the location set forth on Schedule III annexed hereto; as of the date hereof, Pledgor's name as it appears in official filings in its jurisdiction of incorporation, jurisdiction of incorporation and corporation number provided by the applicable Government Authority of its jurisdiction of incorporation are set forth on Schedule III annexed hereto.

                  (l) Names. Pledgor (or predecessor by merger or otherwise of Pledgor) has not, within the five year period preceding the date hereof, had a different name from the name of Pledgor listed on the signature pages hereof, except the names set forth on Schedule III annexed hereto.

                  (m) Margin Regulations. The pledge of the Pledged Collateral pursuant to this Agreement does not violate Regulations T, U or X of the Board of Governors of the Federal Reserve System.

                  (n) Other Information. All information heretofore, supplied to Collateral Agent pursuant to the Revolver Credit Agreement or the Term Loan Agreement by or on behalf of Pledgor with respect to the Pledged Collateral is accurate and complete in all material respects.

                  SECTION 5.        COVENANTS.  Pledgor shall:

                  (a) not, except as expressly permitted by the Credit Documents with respect to actions taken or omitted to be taken by Pledgor or Company or its Subsidiaries, (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, (ii) create or suffer to exist any Lien upon or with respect to any of the Pledged Collateral, except for Permitted Encumbrances, or (iii) permit any issuer of Pledged Equity to merge or consolidate;

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                  (b) (i) cause Company not to issue any Capital Stock in
addition to or in substitution for the Pledged Equity issued by Company, except to Pledgor and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Capital Stock of Company;

                  (c) at its expense (i) perform and comply in all material respects with all terms and provisions of any agreement related to the Pledged Collateral required to be performed or complied with by it, (ii) maintain all such agreements in full force and effect, and (iii) enforce all such agreements in accordance with their terms;

                  (d) give Collateral Agent at least 30 days' prior written notice of any (i) change in Pledgor's name, identity or corporate structure and
(ii) reincorporation, reorganization or other action that results in a change of the jurisdiction or organization of Pledgor;

                  (e) promptly deliver to Collateral Agent all written notices received by it with respect to the Pledged Collateral; and

                  (f) if any Pledged Collateral is not a security pursuant to
Section 8-103 of the UCC, not take any action that, under such Section, converts such Pledged Collateral into a security without causing the issuer thereof to issue to it certificates or instruments evidencing such Pledged Collateral, which it shall promptly deliver to Collateral Agent as provided in this Section 5.

                  SECTION 6. FURTHER ASSURANCES; PLEDGE AMENDMENTS.

                  (a) Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that Collateral Agent may reasonably request, in order to perfect and protect the security interest granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the foregoing, Pledgor will: (i) execute (if necessary) and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, or as Collateral Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted hereby and (ii) at Collateral Agent's reasonable request, appear in and defend any action or proceeding that may affect Pledgor's title to or Collateral Agent's security interest in all or any material part of the Pledged Collateral. Pledgor hereby authorizes Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Pledged Collateral.

                  (b) Pledgor further agrees that it will, upon obtaining any additional Capital Stock in Company, promptly (and in any event within five Business Days) deliver to Collateral Agent a Pledge Amendment, duly executed by Pledgor, in substantially the form of Schedule IV annexed hereto (a "PLEDGE AMENDMENT"), together with supplements to the Schedules annexed hereto, as applicable, to cause such Schedules to be complete and accurate at such time, in respect of the additional Pledged Equity to be pledged pursuant to this

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Agreement; provided that the failure of Pledgor to execute a Pledge Amendment with respect to any additional Pledged Equity shall not impair the security interest of Collateral Agent therein or otherwise adversely affect the rights and remedies of Collateral Agent hereunder with respect thereto. Upon each such acquisition, the representations and warranties contained in Section 4 hereof shall be deemed to have been made by Pledgor as to the Pledged Collateral described in such Pledge Amendment.

                  SECTION 7. VOTING RIGHTS; DIVIDENDS; ETC.

                  (a) So long as no Event of Default shall have occurred and be continuing:

         (i) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Documents; provided, however, that Pledgor shall not exercise or refrain from exercising any such right if Collateral Agent shall have notified Pledgor that, in Collateral Agent's judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof; and

         (ii) Pledgor shall be entitled to receive and retain, and to utilize free and clear of the lien of this Agreement, any and all dividends, other distributions and interest paid in respect of the Pledged Collateral; provided, however, that any and all

                          (A) dividends, other distributions and interest paid
                 or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

                          (B) dividends and other distributions paid or payable
                 in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                          (C) cash paid, payable or otherwise distributed in
                 respect of principal or in redemption of or in exchange for any Pledged Collateral,

         in each case shall be, and shall forthwith be delivered to Collateral Agent to hold as, Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Collateral Agent, be segregated from the other property or funds of Pledgor and be forthwith delivered to Collateral Agent as Pledged Collateral in the same form as so received (with all necessary endorsements).

                  Notwithstanding the foregoing, the parties hereto acknowledge that the Credit Agreements contain restrictions on the payment of dividends and distributions on the Pledged Collateral, none of which restrictions are waived or otherwise prejudiced hereby.

                  (b) Upon the occurrence and during the continuation of an Event of Default:

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         (i) upon written notice from Collateral Agent to Pledgor, all rights of
         Pledgor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 7(a)(i) shall cease, and all such rights shall thereupon become vested in Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights;

         (ii) except as otherwise provided in the Credit Documents, upon written notice from Collateral Agent to Pledgor all rights of Pledgor to receive the dividends, other distributions and interest payments that it would otherwise be authorized to receive and retain pursuant to
         Section 7(a)(ii) shall cease, and all such rights shall thereupon become vested in Collateral Agent who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends, other distributions and interest payments; and

         (iii) all dividends, principal, interest payments and other distributions that are received by Pledgor contrary to the provisions of paragraph (ii) of this Section 7(b) shall be received in trust for the benefit of Collateral Agent, shall be segregated from other funds of Pledgor and shall forthwith be paid over to Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsements).

                  (c) IRREVOCABLE PROXY. In order to permit Collateral Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant to Section 7(b)(i) and to receive all dividends and other distributions which it may be entitled to receive under Section 7(a)(ii) or
Section 7(b)(ii), (i) Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to Collateral Agent all such proxies, dividend payment orders and other instruments as Collateral Agent may from time to time reasonably request and (ii) without limiting the effect of the immediately preceding clause (i), Pledgor hereby grants to Collateral Agent an IRREVOCABLE PROXY to vote the Pledged Equity and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Equity would be entitled (including, without limitation, giving or withholding written consents of holders of the Pledge Equity, calling special meetings of holders of the Pledged Equity and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Equity on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Equity or any officer or agent thereof), only upon the occurrence and during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of all Secured Obligations (other than contingent indemnification Secured Obligations with respect to claims which have not yet arisen).

                  SECTION 8. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT. Pledgor hereby irrevocably appoints Collateral Agent as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Collateral Agent or otherwise, from time to time in Collateral Agent's discretion to take any action and to execute any instrument that Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

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                  (a) upon the occurrence and during the continuance of an Event of Default, to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;

                  (b) upon the occurrence and during the continuance of an Event of Default, to receive, endorse and collect any instruments made payable to Pledgor representing any dividend, principal or interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same;

                  (c) upon the occurrence and during the continuance of an Event of Default, to file any claims or take any action or institute any proceedings that Collateral Agent may deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce the rights of Collateral Agent with respect to any of the Pledged Collateral;

                  (d) with notice to the Pledgor, to pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Credit Documents) levied or placed upon or threatened against the Pledged Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Collateral Agent in its sole discretion, any such payments made by Collateral Agent to become obligations of Pledgor to Collateral Agent, due and payable immediately without demand; and

                  (e) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Pledged Collateral as fully and completely as though Collateral Agent were the absolute owner thereof for all purposes, and to do, at Collateral Agent's option and Pledgor's expense, at any time or from time to time, all acts and things that Collateral Agent deems necessary to protect, preserve or realize upon the Pledged Collateral and Collateral Agent's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Pledgor might do.

                  SECTION 9. COLLATERAL AGENT MAY PERFORM; NO ASSUMPTION.

                  (a) If Pledgor fails to perform any agreement contained herein, Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of Collateral Agent incurred in connection therewith shall be payable by Pledgor under Section 13(b).

                  (b) Anything contained herein to the contrary notwithstanding,
(i) Pledgor shall remain liable under any agreements included in or related to the Pledged Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by Collateral Agent of any of its rights hereunder shall not release Pledgor from any of its duties or obligations under any such agreements, and (iii) Collateral Agent shall not have any obligation or liability under any such agreements by reason of this Agreement, nor shall Collateral Agent be obligated to perform any of the obligations or duties of Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

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                  SECTION 10. STANDARD OF CARE. The powers conferred on
Collateral Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, Collateral Agent shall have no duty as to any Pledged Collateral, it being understood that Collateral Agent shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not Collateral Agent has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Pledged Collateral) to preserve rights against any prior parties or any other rights pertaining to any Pledged Collateral, (c) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Pledged Collateral, or (d) initiating any action to protect the Pledged Collateral against the possibility of a decline in market value. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which Collateral Agent accords its own property consisting of negotiable securities.

                  SECTION 11.  REMEDIES.

                  (a) Subject to the terms of the Intercreditor Agreement, if any Event of Default shall have occurred and be continuing, Collateral Agent may exercise in respect of the Pledged Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Pledged Collateral), and Collateral Agent may also in its sole discretion, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral. Collateral Agent or any Benefited Party (subject to the terms of the Intercreditor Agreement) may be the purchaser of any or all of the Pledged Collateral at any such sale, and Collateral Agent, as agent for and representative of Lenders (but not any Benefited Party in its individual capacity unless Requisite Obligees shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Pledged Collateral payable by Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given.

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Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor hereby waives (to the extent permitted by applicable law) any claims against Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

                  (b) Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as from time to time amended (the "SECURITIES ACT"), and applicable state securities laws, Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral conducted without prior registration or qualification of such Pledged Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private placement may be at prices and on terms less favorable than those obtainable through a sale without such restrictions (including, without limitation, an offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances and the registration rights granted to Collateral Agent by Pledgor pursuant to Section 11(d), Pledgor agrees that any such private placement shall not be deemed, in and of itself, to be commercially unreasonable and that Collateral Agent shall have no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.

                  (c) If Collateral Agent determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, Pledgor shall and shall cause each issuer of any Pledged Equity to be sold hereunder from time to time to furnish to Collateral Agent all such information as Collateral Agent may request in order to determine the amount of Pledged Collateral that may be sold by Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

                  (d) If Collateral Agent shall determine to exercise its right to sell all or any of the Pledged Collateral, Pledgor agrees that, upon request of Collateral Agent (which request may be made by Collateral Agent in its sole discretion), Pledgor will, at its own expense:

                  (i) execute and deliver, and use best efforts to cause each issuer of the Pledged Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of Collateral Agent, advisable to register such Pledged Collateral under the provisions of the Securities Act and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law

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         to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

                  (ii) use its best efforts to qualify the Pledged Collateral under all applicable state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by Collateral Agent;

                  (iii) cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act;

                  (iv) do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law; and

                  (v) bear all costs and expenses, including reasonable attorneys' fees, of carrying out its obligations under this Section 11(d).

                  Pledgor further agrees that a breach of any of the covenants contained in Section 11 will cause irreparable injury to Collateral Agent, that Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in Sections 11 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees (to the extent permitted by applicable law) not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section 11(d) shall in any way alter the rights of Collateral Agent hereunder.

                  SECTION 12. APPLICATION OF PROCEEDS. To the extent any sale of, collection from, or other realization upon all or any part of the Pledged Collateral is expressly permitted by the Credit Documents, Pledgor shall pay to Collateral Agent any Net Asset Sale Proceeds received by Pledgor or any of its Subsidiaries in respect of such sale, collection or other realization (to the extent required by the Credit Documents). Except as expressly provided elsewhere in this Agreement, all proceeds received by Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral (whether pursuant to the preceding sentence or otherwise) shall be applied in accordance with the Intercreditor Agreement.

                  SECTION 13.  INDEMNITY AND EXPENSES.

                  (a) Pledgor agrees to indemnify Collateral Agent and each Benefited Party from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Collateral Agent's or such Benefited Party's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

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                  (b) Pledgor agrees to pay to Collateral Agent upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of Collateral Agent hereunder, or (iv) the failure by Pledgor to perform or observe any of the provisions hereof.

                  (c) Anything contained in this Agreement to the contrary notwithstanding, the obligations of Pledgor set forth in this Section 13 are included herein solely for the purpose of including such obligations within the Secured Obligations, and such obligations shall in all respects be limited by the provisions of Section 27; accordingly, nothing in this Section 13 shall be construed in a manner which shall obligate Pledgor to make any payment, or provide any security, to Collateral Agent with respect to such obligations apart from the grant of the security interest in the Pledged Collateral as set forth in Section 1 hereof.

                  (d) In the event of any registered offering described in
Section 11(d), Pledgor agrees to indemnify and hold harmless Collateral Agent and each of Collateral Agent's directors, officers, employees and agents from and against any loss, fee, cost, expense, damage, liability or claim, joint or several, to which Collateral Agent or such other persons may become subject or for which any of them may be liable, under the Securities Act or otherwise, insofar as such losses, fees, costs, expenses, damages, liabilities or claims (or any litigation commenced or threatened in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, registration statement, prospectus or other such document published or filed in connection with such registered offering, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will promptly reimburse Collateral Agent and such other persons for any legal or other expenses reasonably incurred by Collateral Agent and such other persons in connection with any litigation, of any nature whatsoever, commenced or threatened in respect thereof (including without limitation any and all fees, costs and expenses whatsoever reasonably incurred by Collateral Agent and such other persons and counsel for Collateral Agent and such other persons in investigating, preparing for, defending against or providing evidence, producing documents or taking any other action in respect of, any such commenced or threatened litigation or any claims asserted). This indemnity shall be in addition to any liability which Pledgor may otherwise have and shall extend upon the same terms and conditions to each person, if any, that controls Collateral Agent or such persons within the meaning of the Securities Act.

                  (e) The obligations of Pledgor in this Section 13 shall (i) survive the termination of this Agreement and the discharge of Pledgor's other obligations under this Agreement, the Revolver Credit Agreement and the Term Loan Agreement (subject to the terms of the Intercreditor Agreement).

                  SECTION 14.  CONTINUING SECURITY INTERESTS; TRANSFER OF LOANS.

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                  (a) This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the payment in full of all Secured Obligations (other than contingent indemnification Secured Obligations with respect to claims which have not yet arisen), and the cancellation or termination of all commitments to extend credit under the Credit Documents (collectively, the "COMMITMENTS"), (ii) be binding upon Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), but subject to the relevant assignment provisions set forth in each of the Credit Documents and the Intercreditor Agreement, (A) the Revolver Agent or any Revolver Lender may assign or otherwise transfer its rights under the Revolver Credit Agreement to any other Person, and in each case such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Revolver Agent or such Revolver Lender, as applicable, herein or otherwise (subject to the terms of the Intercreditor Agreement) and (B) any Term Loan Agent and any Term Loan Lender may assign or otherwise transfer its rights under the Term Loan Agreement to any other Person, and in each case such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Term Loan Agent or such Term Loan Lender, as applicable, herein or otherwise (subject to the terms of the Intercreditor Agreement).

                  (b) Upon the payment in full of all Secured Obligations (other than contingent indemnification Secured Obligations with respect to claims which have not yet arisen), and the cancellation or termination of the Commitments, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to Pledgor. Upon any such termination Collateral Agent will, at Pledgor's expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination. In addition, upon the proposed sale, transfer or other disposition of any Pledged Collateral by Pledgor in accordance with the relevant provisions of each Credit Document for which Pledgor desires to obtain a security interest release from Collateral Agent, Pledgor shall deliver an Officer's Certificate (x) stating that the Pledged Collateral subject to such disposition is being sold, transferred or otherwise disposed of in compliance with the terms of the Credit Documents and
(y) specifying the Pledged Collateral being sold, transferred or otherwise disposed of in the proposed transaction. Upon the receipt of such Officer's Certificate and so long as (i) no Event of Default has occurred and is continuing or would result from the proposed disposition of the Pledged Collateral, (ii) such disposition is expressly permitted by the Credit Documents, and (iii) the proceeds from such disposition are applied in accordance with the Credit Documents and, with respect to proceeds received by Pledgor, in accordance with this Agreement, Collateral Agent shall, at Pledgor's expense, so long as Collateral Agent believes in good faith that the Officer's Certificate delivered by Pledgor with respect to such sale is true, correct and complete, execute and deliver such releases of its security interest in such Pledged Collateral which is to be so sold, transferred or disposed of, as may be reasonably requested by Pledgor.

                  SECTION 15.  COLLATERAL AGENT AS AGENT.

                  (a) Pursuant to the Intercreditor Agreement, Collateral Agent has been appointed to act as Collateral Agent hereunder by the Benefited Parties. Collateral Agent

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                                     VIII-14
shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including without limitation the release or substitution of Pledged Collateral), solely in accordance with this Agreement, the Intercreditor Agreement and the other Credit Documents; provided that Collateral Agent shall exercise, or refrain from exercising, any remedies provided for in Section 11 in accordance with the instructions of Requisite Obligees.

                  (b) Collateral Agent shall at all times be the same Person that is Collateral Agent under the Intercreditor Agreement. Written notice of resignation by Collateral Agent pursuant to subsections 6.1(h) or (i) of the Intercreditor Agreement shall also constitute notice of resignation as Collateral Agent under this Agreement; removal of Collateral Agent pursuant to subsections 6.1(h) or (i) of the Intercreditor Agreement shall also constitute removal as Collateral Agent under this Agreement; and appointment of a successor Collateral Agent pursuant to subsections 6.1(h) or (i) of the Intercreditor Agreement shall also constitute appointment of a successor Collateral Agent under this Agreement. Upon the acceptance of any appointment as Collateral Agent under subsections 6.1(h) or (i) of the Intercreditor Agreement by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement, and the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement, and (ii) execute and deliver to such successor Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interest created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent hereunder.

                  SECTION 16.  [INTENTIONALLY OMITTED]

                  SECTION 17. AMENDMENTS; ETC. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Pledgor therefrom, shall in any event be effective unless the same shall be in writing and signed by Collateral Agent and, in the case of any such amendment or modification, by Pledgor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

                  SECTION 18. NOTICES. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, or sent by telefacsimile or United States mail or courier service or electronic mail and shall be deemed to have been given (a) when delivered in person or by courier service, (b) upon receipt of telefacsimile in complete and legible form, or (c) three

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

Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Collateral Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or such other address as shall be designated by such Person in a written notice delivered to such other party hereto.

                  Notices and other communications hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Collateral Agent. Collateral Agent may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

                  SECTION 19. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Collateral Agent in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                  SECTION 20. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  SECTION 21. HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

                  SECTION 22. GOVERNING LAW; TERMS. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW, EXCEPT TO THE EXTENT THAT THE UCC PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Documents, terms used in Articles 8 and 9 of the UCC are used herein as therein defined. The rules of construction set forth in subsection 1.3 of each Credit Agreement shall be applicable to this Agreement mutatis mutandis.

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

                  SECTION 23. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, PLEDGOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO PLEDGOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 18; (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER PLEDGOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; (V) AGREES THAT COLLATERAL AGENT RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION; AND (VI) AGREES THAT THE PROVISIONS OF THIS SECTION 23 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

                  SECTION 24. WAIVER OF JURY TRIAL. PLEDGOR AND COLLATERAL AGENT HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Pledgor and Collateral Agent acknowledge that this waiver is a material inducement for Pledgor and Collateral Agent to enter into a business relationship, that Pledgor and Collateral Agent have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Pledgor and Collateral Agent further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 24 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS,

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

SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

                  SECTION 25. COUNTERPARTS. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

                  SECTION 26.  SURETYSHIP WAIVERS BY PLEDGOR, ETC.

                  (a) Pledgor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of all Secured Obligations (other than contingent indemnification Secured Obligations with respect to claims which have not yet arisen). In furtherance of the foregoing and without limiting the generality thereof, Pledgor agrees as follows: (i) Collateral Agent or any Benefited Party may from time to time, without notice or demand and without affecting the validity or enforceability of this Agreement or giving rise to any limitation, impairment or discharge of Pledgor's liability hereunder, (A) renew, extend, accelerate or otherwise change the time, place, manner or terms of payment of the Secured Obligations, (B) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Secured Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (C) request and accept guaranties of the Secured Obligations and take and hold other security for the payment of the Secured Obligations, (D) release, exchange, compromise, subordinate or modify, with or without consideration, any other security for payment of the Secured Obligations, any guaranties of the Secured Obligations, or any other obligation of any Person with respect to the Secured Obligations, (E) enforce and apply any other security now or hereafter held by or for the benefit of Collateral Agent or any Benefited Party in respect of the Secured Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Collateral Agent or any Benefited Party, or any of them, may have against any such security, as Collateral Agent in its discretion may determine consistent with the Credit Documents and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and (F) exercise any other rights available to Collateral Agent or any Benefited Party under the Credit Documents at law or in equity; and (ii) this Agreement and the obligations of Pledgor hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Secured Obligations (other than contingent indemnification Secured Obligations with respect to claims which have not yet arisen)), including without limitation the occurrence of any of the following, whether or not Pledgor shall have had notice or knowledge of any of them: (A) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the

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

exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Secured Obligations or any agreement relating thereto, or with respect to any guaranty of or other security for the payment of the Secured Obligations, (B) any waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions of the Credit Documents, or any agreement or instrument executed pursuant thereto, or of any guaranty or other security for the Secured Obligations, (C) the Secured Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (D) the application of payments received from any source to the payment of indebtedness other than the Secured Obligations, even though Collateral Agent or Benefited Parties, or any of them, might have elected to apply such payment to any part or all of the Secured Obligations, (E) any failure to perfect or continue perfection of a security interest in any other collateral which secures any of the Secured Obligations, (F) any defenses, set-offs or counterclaims which any Borrower may allege or assert against Collateral Agent or any Benefited Party in respect of the Secured Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (G) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of Pledgor as an obligor in respect of the Secured Obligations.

                  (b) Pledgor hereby waives, for the benefit of Benefited Parties and Collateral Agent: (i) any right to require Collateral Agent or Benefited Parties as a condition of payment or performance by Pledgor, to (A) proceed against any Borrower, any guarantor of the Secured Obligations or any other Person, (B) proceed against or exhaust any other security held from any Borrower, any guarantor of the Secured Obligations or any other Person, (C) proceed against or have resort to any balance of any deposit account or credit on the books of Collateral Agent, any Benefited Party in favor of any Borrower or any other Person, or (D) pursue any other remedy in the power of Collateral Agent or any Benefited Party whatsoever; (ii) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Borrower including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Secured Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Borrower from any cause other than payment in full of all Secured Obligations; (iii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (iv) any defense based upon Collateral Agent's or any Benefited Party's errors or omissions in the administration of the Secured Obligations, except behavior which amounts to gross negligence or willful misconduct; (v) (A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Agreement and any legal or equitable discharge of Pledgor's obligations hereunder, (B) the benefit of any statute of limitations affecting Pledgor's liability hereunder or the enforcement hereof, (C) any rights to set-offs, recoupments and counterclaims, and (D) promptness, diligence and any requirement that Collateral Agent or any Benefited Party protect, secure, perfect or insure any other security interest or lien or any property subject thereto; (vi) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, notices of default under the Credit Documents or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Secured Obligations or any agreement related thereto, notices of any extension of credit to any Borrower and

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notices of any of the matters referred to in Section 26(a) and any right to consent to any thereof; and (vii) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Agreement.

                  (c) Until the Secured Obligations shall have been paid in full and the Commitments shall have terminated, Pledgor shall withhold exercise of
(i) any claim, right or remedy, direct or indirect, that Pledgor now has or may hereafter have against any Borrower or any assets of any Borrower in connection with this Agreement or the performance by Pledgor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (A) any right of subrogation, reimbursement or indemnification that Pledgor now has or may hereafter have against any Borrower, (B) any right to enforce, or to participate in, any claim, right or remedy that Collateral Agent or any Benefited Party now has or may hereafter have against any Borrower, and
(C) any benefit of, and any right to participate in, any other collateral or security now or hereafter held by Collateral Agent or any Benefited Party, and
(ii) any right of contribution Pledgor now has or may hereafter have against any guarantor of any of the Secured Obligations. Pledgor further agrees that, to the extent the agreement to withhold exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification Pledgor may have against any Borrower or against any other collateral or security, and any rights of contribution Pledgor may have against any such guarantor, shall be junior and subordinate to any rights Collateral Agent or Benefited Parties may have against such Borrower, to all right, title and interest Collateral Agent or Benefited Parties may have in any such other collateral or security, and to any right Collateral Agent or Benefited Parties may have against any such guarantor.

                  (d) Benefited Parties and Collateral Agent shall have no obligation to disclose or discuss with Pledgor their respective assessments, or Pledgor's assessment, of the financial condition of Borrowers. Pledgor has adequate means to obtain information from Borrowers on a continuing basis concerning the financial condition of Borrowers and their ability to perform their obligations under the Credit Documents and Pledgor assumes the responsibility for being and keeping informed of the financial condition of Borrowers and of all circumstances bearing upon the risk of nonpayment of the Secured Obligations. Pledgor hereby waives and relinquishes any duty on the part of Collateral Agent or any Benefited Party to disclose any matter, fact or thing relating to the business, operations or condition of Borrowers now known or hereafter known by Collateral Agent or any Benefited Party.

                  SECTION 27. LIMITED RECOURSE. Notwithstanding anything to the contrary in this Agreement, no recourse shall be had, whether by levy or execution, or under any law, or by the enforcement of any assessment or penalty or otherwise, for the payment of any of the Secured Obligations, against Pledgor individually or personally, any successor or Affiliate of Pledgor, or any of the assets of the aforesaid persons, it being expressly understood that the sole remedies available to Collateral Agent and the Secured Parties pursuant to this Agreement with respect to the Secured Obligations shall be against the Pledged Collateral; provided that nothing in this Section 27 shall (i) constitute a waiver, release or discharge of

CEA Stock Pledge Agreement

                                     VIII-20
any of the Secured Obligations, but the same shall continue until fully paid, discharged, observed or performed, or (ii) in any way limit or restrict any right of Collateral Agent or the Secured Parties to foreclose the Liens and the security interest granted pursuant to this Agreement or otherwise realize upon any of the Pledged Collateral.

                  [Remainder of page intentionally left blank.]

CEA Stock Pledge Agreement

                                     VIII-21

                  IN WITNESS WHEREOF, Pledgor and Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                 COVANTA ENERGY AMERICAS, INC.,
                                 as Pledgor

                                 By: __________________________
                                 Name:  _______________________
                                 Title:  ________________________

                                 Notice Address for Pledgor:

CEA Stock Pledge Agreement

                                 BANK OF AMERICA, N.A.,
                                 as Collateral Agent

                                 By: __________________________
                                 Name:  _______________________
                                 Title:  ________________________

                                 Notice Address for Collateral Agent:

                                 Bank of America, N.A., as Collateral Agent
                                 555 So. Flower Street, 17th Floor
                                 CA9-706-17-54
                                 Los Angeles, California 90071
                                 Attention:  David Price, Vice President
                                 Voice: (213) 345-1300
                                 Fax: (415) 503-5011
                                 email: david.price@bankofamerica.com

                                   SCHEDULE I

                  Attached to and forming a part of the Pledge Agreement dated as of March __, 2004 between Covanta Energy Americas, Inc., as Pledgor, and Bank of America, N.A., as Collateral Agent.

                                     Part A

                                                                         AMOUNT OF
                                    CLASS                                 EQUITY          PERCENTAGE
          ISSUER              OF EQUITY INTEREST    CERTIFICATE NOS.     INTERESTS         PLEDGED

CEA Stock Pledge Agreement

                                  SCHEDULE-I-1

                                   SCHEDULE II

                                PLEDGE AGREEMENT

                                  FILING OFFICE

Pledgor                                     Filing Office

CEA Stock Pledge Agreement

                                  SCHEDULE II-1

                                  SCHEDULE III

                  OFFICE, TYPE AND JURISDICTION OF ORGANIZATION

NAME OF                 TYPE OF                   JURISDICTION OF
PLEDGOR                 ORGANIZATION              ORGANIZATION                ORGANIZATION NUMBER

                    NAMES OF PLEDGOR USED IN PAST FIVE YEARS

CEA Stock Pledge Agreement

                                 SCHEDULE III-1

                                   SCHEDULE IV

                                PLEDGE AMENDMENT

                  This Pledge Amendment, dated ____________, ____, is delivered pursuant to Section 6(b) of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement dated March __, 2004, between Covanta Energy Americas, Inc., as Pledgor, and Bank of America, N.A., as Collateral Agent (the "PLEDGE AGREEMENT," capitalized terms defined therein being used herein as therein defined), and that the Capital Stock listed on this Pledge Amendment shall be deemed to be part of the Pledged Equity and shall become part of the Pledged Collateral and shall secure all Secured Obligations.

                                 COVANTA ENERGY AMERICAS, INC.,
                                 as Pledgor

                                 By: ___________________________
                                 Title:

                 Class of                          Amount of       Percentage
                 Equity          Certificate       Equity          Ownership           Percentage
  Issuer         Interests       Nos.              Interests       Interest            Pledged